UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2012
AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Indentification No.)

6000 Westown Parkway, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 9, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of American Equity Life Holding Company (the “Company”), pursuant to the Company's Short-Term Performance Incentive Plan (the “Plan”) which has been previously filed, approved the structure of the incentive compensation applicable in fiscal year 2012 for certain Company employees, including the Company's named executive officers. For fiscal year 2012, the determination of incentive compensation has been simplified by not using the Product Incentive Component of the Plan. The Company's named executive officers, and certain other eligible employees, will continue to receive Incentive Awards under the Performance Incentive Component of the Plan. Incentive opportunities will be tied to threshold, target and maximum performance goals established with respect to Invested Asset Growth, weighted at 50%, and Return on Average Equity, weighted at 50%, for fiscal year 2012. The target and maximum award opportunities for fiscal year 2012 will be 40% and 80% of salary respectively. For any awards earned for fiscal year 2012 under the Performance Incentive Component of the Plan, 70% will be paid in cash and 30% will be paid in restricted stock.
In addition, the Committee approved an amendment (the “Amendment”) to Paragraphs A and B of Article VI of the Plan to change the percentages for cash and restricted stock payments of Performance Incentive Component Awards as set forth above.
The foregoing description of the Amendment is qualified in its entirety by the terms of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Second Amendment to the American Equity Investment Life Holding Company Short-Term Performance Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2012	AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By: /s/ John M. Matovina
Name: John M. Matovina
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to the American Equity Investment Life Holding Company Short-Term Performance Incentive Plan.